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                                                                    EXHIBIT 10.2

                             AMENDMENT NUMBER THREE
                                     TO THE
                            COX COMMUNICATIONS, INC.
                            LONG-TERM INCENTIVE PLAN



         Pursuant to the power of Cox Communications, Inc. (the "Company") to amend the Cox Communications, Inc. Long-Term Incentive Plan (the "Plan"), the Plan hereby is amended as follows:

                                       1.

         Section 4 of the Plan is amended by deleting the first sentence thereof in its entirety and by substituting the following therefor:

         "Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan shall be 24,000,000."

                                       2.

         The effective date of this Amendment Number Three is the date the Amendment is adopted by the Compensation Committee of the Board of Directors of the Company; subject, however, to the approval of the Amendment by the shareholders of the Company at the annual shareholder meeting of the Company to be held in the year 2000.